EARN OUT AGREEMENT dated for reference as of this 3rd day of January, 2012 BETWEEN:

KGIC BUSINESS COLLEGE (2010) CORP.
(“Sprott-KGIC”)

- and-

KGIC LANGUAGE COLLEGE (2010) CORP.
(“Sprott-KGIBC”)

(collectively, Sprott-KGIC and Sprott-KGIBC are the “Purchaser”)

- and -

LIMPARK INVESTMENTS LTD.
(“LIMPARK”)

- and -

KGIB COLLEGE CORP.
(“KCOLLEGE VICTORIA”)

- and -

KGIC COLLEGE INC.
(“KCOLLEGE”)

- and -

664054 B.C. LTD.
(“KGIC SURREY”)

- and –

LIMKWON INVESTMENTS LTD.
(“LIMKWON”)

- and -

KGIBC TORONTO INC.
(“KGIBC TORONTO”)

- and –

PAEK INVESTMENT CORPORATION
(“PAEK”)

(collectively, Limpark , KCollege Victoria, KCollege, KGIC Surrey, Limkwon,
KGIBC Toronto and Paek are the “Vendors”)

- and -

SUNG S. LIM
(“Lim”)

(the “Covenantor”)

WHEREAS:

A. The Purchaser, the Vendors and the Covenantor entered into an Asset Purchase Agreement made as of March 15, 2010 (the “Purchase Agreement”).

B. The Covenantor will act as the appointed representative of the Vendors to sign this agreement.

C. In lieu of the Earn Outs stated in Section 2.4(c) of the Purchase Agreement, the Purchaser agrees to pay the Covenantor an one time Earn Out of $150,000 on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.
The Purchaser hereby agrees to pay the Covenantor a one time Earn Out of $150,000 in lieu of the Earn Outs stated in Section 2.4(c) of the Purchase Agreement. This Earn Out should be paid out on January 10th, 2012.

2.	The Vendors and Covenantor hereby agrees to waive all Earn Outs as stated in Section 2.4(c) of the Purchase Agreement.

3.
This Agreement shall not derogate from or alter any of the representations and warranties included in the Purchase Agreement, all of which remain in full force and effect as and from the date same were made and/or given in the Purchase Agreement and/or any document or certificate given by the Vendors and/or the Covenantor, or any of them, notwithstanding anything herein contained.

4.	All capitalized terms used herein shall have the meanings given to them in the Purchase Agreement.

5.	Any modification, amendment or alteration of this Agreement shall have force and effect only if made in writing and executed by all parties thereto.

6.
This Agreement may be executed in any number of original counterparts, with the same effect as if all the parties had signed the same document, and will become effective when one or more counterparts have been signed by all of the parties and delivered to each of the other parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

KGIC BUSINESS COLLEGE (2010) CORP.

Per: /s/ Tobu Chu Authorized Signatory	Toby Chu, Chairman Name and Title

KGIC LANGUAGE COLLEGE (2010) CORP.

Per: /s/ Toby Chu Authorized Signatory	Toby Chu, Chairman Name and Title
SIGNED in the presence of: _______________________________ Signature _______________________________ Name (printed) _______________________________ Address _______________________________ Occupation	) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ SUNG S. LIM SUNG S. LIM